pSivida Limited
Level 16
190 Queen Street
Melbourne VIC 3000
Australia

June 11, 2008

Citibank - ADR Department
388 Greenwich Street - 14th Floor
New York, New York 10013

Computershare Trust Company N.A.
250 Royall Street
Canton, MA 02021

pSivida Limited - Ordinary Share ADSs

Ladies and Gentlemen:

Reference is hereby made to Section 5.4 of that certain Deposit Agreement, dated as of January 24, 2005 and as amended and supplemented to date (as so amended, the "Deposit Agreement"), by and among pSivida Limited, a company organized under the laws of Western Australia, Commonwealth of Australia (the "Company"), Citibank, N.A., as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADS(s)") evidenced by American Depositary Receipts ("ADR(s)") issued thereunder, each ADS issued thereunder representing the right to receive ten (10) ordinary shares, with no par value of the Company (the "Shares"). All capitalized terms used (but not otherwise defined) herein shall have the meanings given to such terms in the Deposit Agreement.

The Company hereby informs the Depositary and Computershare Trust Company National Association ("Computershare") that the scheme of arrangement (the "Scheme of Arrangement") to reincorporate the Company in the US (under the name "pSivida Corp." ("pSivida Corp.")) has become effective. In connection with the Scheme of Arrangement, Shares will be exchanged for new pSivida Corp. voting common shares ("US Shares") on the basis of one US Share for every 40 Shares (i.e. one US Share for every 4 ADSs). In connection with the foregoing, the Company, the Depositary and Computershare agree that, effective in each case as of the open of business in New York on June 13, 2008 (the "Successorship Effective Date") and subject to the conditions and limitations set forth below, Citibank, N.A. shall cease to act as the Depositary under the Deposit Agreement and Computershare shall become the appointed Successor Depositary under the Deposit Agreement (the "Successor Depositary") for the ADSs (including, without limitation, Restricted ADSs) outstanding as of the Successorship Effective Date. The Successor Depositary shall provide limited services related to (i) enabling the exchange of ADSs evidenced by ADRs, in accordance with the terms of the Deposit Agreement of ADSs (including Section 4.11 thereof), for US Shares upon surrender to the Successor Depositary of, the ADRs evidencing ADSs outstanding as of the Successorship Effective Date, and (ii) the termination and unwinding of the ADR facility existing pursuant to the Deposit Agreement upon the terms described below by reference to the applicable escheat periods.


By signing this Letter Agreement, Citibank, N.A., as the Depositary, agrees to (i) transfer all of its rights and powers under the Deposit Agreement to Computershare (other than as contemplated in Sections 5.8, 5.9 and 7.6 of the Deposit Agreement), (ii) duly assign, transfer and deliver, as of the Successorship Effective Date, all of its right, title and interest to and in the Shares held as Deposited Securities under the Deposit Agreement (including any securities, property or cash received in respect thereof but excluding any cash and other distributions held by Citibank, N.A., as Depositary, in respect of payments remitted to holders of ADSs outstanding as of the Successorship Effective Date which have not been claimed ("outstanding checks")) to the Successor Depositary, and (iii) deliver to Computershare a list of the Holders of all ADSs outstanding, as of the Successorship Effective Date , and all such other books and records maintained by Citibank, N.A. with respect to its function as Depositary under the Deposit Agreement. Citibank, N.A. hereby confirms that, while still acting as Depositary and immediately prior to the Successor Depositary's appointment becoming effective, Citibank, N.A. (w) shall, or shall cause, the Shares held as Deposited Securities to be delivered to Computershare (or its custodian or nominee) in Australia prior to the Successorship Effective Date, (x) shall deliver all ADSs and cash consideration held by Citibank, N.A in respect of the unexchanged securities identified on Exhibit C (Outstanding Exchanges) hereto, and (y) ensure that any and all Pre-Release Transactions have been terminated and no pre-released ADSs are outstanding, and (z) shall file, or cause to be filed, with the Securities and Exchange Commission before the Successorship Effective Date a Post-Effective Amendment to Registration Statement on Form F-6 substantially in the form attached hereto as Exhibit A, subject to timely receipt of the requisite signature(s) from the Company (if any). Any notices required under the Deposit Agreement as a result of the actions contemplated in this Letter Agreement, the filing of the Post-Effective Amendment referred to above or the contents of any exhibit to such filing, shall be made by Citibank, N.A. (except that the notice of appointment of Computershare as Successor Depositary is contemplated to be included in the letter from the Company to be mailed (as described below) by Computershare on or about June 19, 2008 to Holders of ADRs, together with a Letter of Transmittal attached hereto as Exhibit B).

By signing this Letter Agreement, Computershare accepts its appointment as Successor Depositary under the Deposit Agreement as of the Successorship Effective Date for the limited purposes set forth herein, agrees to be bound by the terms and conditions of the Deposit Agreement applicable to it in the limited capacity in which it shall provide services thereunder (to the extent modified herein) as of the Successorship Effective Date, and agrees to act as a Successor Depositary from and after the Successorship Effective Date for the limited purpose of (x) enabling the exchange of ADSs evidenced by ADRs, in accordance with the terms of the Deposit Agreement (including Section 4.11 thereof), for US Shares upon surrender to the Successor Depositary of ADRs evidencing the ADSs outstanding as of the Successorship Effective Date, and (y) terminating and unwinding the ADR facility existing under the Deposit Agreement upon the terms described herein by reference to the applicable escheat periods. Computershare also agrees to mail, as Successor Depositary, to Holders of ADSs outstanding as of the Successorship Effective Date the Letter of Transmittal attached hereto as Exhibit B (together with a letter from the Company containing a notice of appointment of Computershare as Successor Depositary) promptly after the Successorship Effective Date.


By signing this Letter Agreement, the Company agrees (i) to waive the requirement in Section 5.4 of the Deposit Agreement that the Successor Depositary maintain an office in the Borough of Manhattan, the City of New York, and (ii) that, irrespective of the provisions of the Deposit Agreement, the duties and obligations of the Successor Depositary shall be solely limited to (x)) enabling the exchange of ADSs evidenced by ADRs, in accordance with the terms of the Deposit Agreement (including Section 4.11 thereof), for US Shares upon surrender to the Successor Depositary of ADRs evidencing ADSs outstanding as of the Successorship Effective Date, and (y) terminating and unwinding the ADR facility existing under the Deposit Agreement upon the terms described below. By signing this Letter Agreement, the Company confirms that all convertible notes issued by the Company and convertible into ADSs have been paid in full prior to the date of this Letter Agreement and that all warrants previously issued, exercisable into ADSs and currently outstanding will, from and after June 19, 2008, be exercisable for US Shares with no action being required on the part of the Successor Depositary or Citibank, N.A.. Notwithstanding anything to the contrary contained herein or in the Deposit Agreement, Citibank, N.A. shall retain possession, and shall be responsible for the distribution and escheatment in accordance with applicable laws, rules and regulations of, any cash held by it immediately prior to the Successorship Effective Date in respect of which it has issued checks to ADR Holders that are outstanding (excluding any cash held in respect of the Outstanding Exchanges which is being delivered to Computershare). Citibank, N.A. and the Company agree that none of the actions contemplated herein are, and nothing contained herein is, intended, or shall be deemed, to constitute a waiver by Citibank. N.A. of, or otherwise adversely affect, any rights acquired prior to the date of this Letter Agreement to payment or reimbursement or any rights to indemnity Citibank, N.A. may have as of the date hereof under the terms of the Deposit Agreement or any related agreement between Citibank, N.A. and the Company.

Computershare and the Company agree that Computershare shall sell or cause to be sold fractional US Shares held as Deposited Securities represented by the ADSs prior to the surrender of such ADSs to Computershare and shall remit the proceeds of such sale (net of (a) applicable fees and charges of, and reasonable expenses incurred by, the Computershare and (b) taxes withheld) to the person surrendering the ADSs.

Citibank, N.A. hereby confirms that no new ADSs or ADRs will be issued after the date hereof and that no Pre-Release Transactions in respect of the ADSs are outstanding as of the date hereof or will be entered into by Citibank, N.A. in respect of the ADSs after the date hereof. The parties hereto agree that from and after the Successorship Effective Date (i) no new ADSs or ADRs will be issued pursuant to the Deposit Agreement, (ii) in respect of any corporate actions affecting the US Shares held as Deposited Securities, the Successor Depositary shall collect any distributions received for the benefit of Holders of ADSs not previously surrendered and shall hold such distributions pending receipt of the applicable ADRs in exchange for US Shares, (iii) no Pre-Release Transactions contemplated in Section 5.10 of the Deposit Agreement shall be engaged in, (iv) the Successor Depositary shall not accommodate any transfer of ADSs or cancellation of ADSs (other than in connection with the surrender of ADSs in exchange for US Shares), and (v) the Successor Depositary shall accommodate the exchange by Holders of ADSs for US Shares in accordance with the terms of the Deposit Agreement (including Section 4.11 thereof). With respect to the US Shares and any distributions thereon, Computershare shall be


responsible for any escheatment related thereto. For avoidance of any doubt, the Shares being transferred by Citibank, N.A. to Computershare include Shares held in respect of securities not previously surrendered for ADSs in connection with the transactions identified in Exhibit C (Computershare being responsible for the escheatment of (i) the cash amounts delivered to it by Citibank in respect of the Outstanding Exchanges, and (ii) the US Shares to be delivered to it in exchange for the Shares delivered to it by Citibank, N.A. in respect of the Outstanding Exchanges).

Each of the parties hereto agrees that neither Computershare (in its capacity as Successor Depositary or otherwise) nor its agents shall have any liability or obligations to Citibank, N.A in connection herewith or hereunder, Computershare's only obligations hereunder being to the Company. In order for Computershare to enter into this Letter Agreement, in addition to any rights Computershare and its agents might have under the Deposit Agreement as if they were Depositary thereunder, the Company agrees to indemnify each of Computershare and its agents, officers, directors, employees, representatives, affiliates, successors and assigns (collectively, the "Indemnified Parties") against, and hold each of them harmless from, any and all loss, liability, cost, claim, action, judgment, damages (including, without limitation, any indirect, special, punitive and/or consequential damages), award, penalty, fine, taxes or expenses (including without limitation, reasonable attorneys' fees and expenses) (each a "Loss", and collectively "Losses"), in each case resulting from third party claims and in each case which may be paid, incurred or suffered by any of them, or to which any of them may become subject, (i)related to, arising out of or incidental to any acts performed or omitted by such Indemnified Party, in accordance with the provisions of the Deposit Agreement or the ADSs, except for any Loss directly arising out of the negligence, bad faith or willful misconduct of such Indemnified Party, (ii) related to, arising out of or incidental to any acts performed or omitted by such Indemnified Party, solely in accordance with the provisions of this Letter Agreement, except for any Loss directly arising out of the negligence, bad faith or willful misconduct of such Indemnified Party and/or (iii) related to, arising out of, or incidental to, any act or omission to act under the Letter Agreement or Deposit Agreement on the part of any other party to this Letter Agreement or the Deposit Agreement, except for any Loss directly arising out of the negligence, bad faith or willful misconduct of such Indemnified Party. Notwithstanding anything to the contrary contained herein or in the Deposit Agreement, the Company agrees that Computershare's aggregate liability under the Deposit Agreement and hereunder with respect to, arising from, or arising in connection with the Deposit Agreement, or from any and all of the services provided or omitted to be provided under the Deposit Agreement or hereunder, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid by the Company to Computershare as fees and charges for serving in the capacity as Successor Depositary, but not including reimbursable expenses.

Notwithstanding anything to the contrary set forth herein or in the Deposit Agreement, the parties agree that, as from the date of this Letter Agreement, Section 5.9 of the Deposit Agreement, Exhibit B to the Deposit Agreement and Section 10 of the ADRs shall be terminated and shall no longer apply. Computershare agrees that, in its role as Successor Depositary, Computershare shall only be entitled to the fees set forth under the US Exchange Agent Services Fee Schedule agreed upon between Computershare and the Company. As from the date of this Letter Agreement, Citibank, N.A., in its role as Depositary, shall only be entitled to the fees set forth in the Fee Letter, dated May 27, 2008, between the Company and Citibank, N.A. For the avoidance of


doubt, as from the date of this Letter Agreement, the Holders and Beneficial Owners of ADSs shall not incur any issuance, cancellation or annual depositary services fees under the Deposit Agreement, this Letter Agreement or the ADRs, and the Company shall only incur such fees under the Deposit Agreement, this Letter Agreement and the ADRs as are set forth in this paragraph.

This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same agreement.

This Letter Agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York (without reference to the principles of choice of law thereof).

The Company, the Depositary and Computershare have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

pSivida Limited

By: /s/ Lori Freedman

Name: Lori Freedman
Title: VP, Corporate Affairs, General Counsel and Company Secretary

Citibank, N.A.

By: /s/ Susan A. Lucanto

Name: Susan A. Lucanto
Title: Vice President

Computershare Trust Company N.A.

By: /s/ Neda Sheridan

Name: Neda Sheridan
Title: Vice President

Exhibits

Exhibit A	Form of Post Effective Amendment to F-6 Registration Statement
Exhibit B	Letter of Transmittal
Exhibit C	Outstanding Exchanges


Exhibit A

As filed with the Securities and Exchange Commission on June 11, 2008

Registration No. 333-122158

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-6
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933 FOR AMERICAN DEPOSITARY SHARES EVIDENCED BY
AMERICAN DEPOSITARY RECEIPTS

PSIVIDA LIMITED
(Exact name of issuer of deposited securities as specified in its charter)

N/A
(Translation of issuer's name into English)

Western Australia, Commonwealth of Australia
(Jurisdiction of incorporation or organization of issuer)

CITIBANK, N.A.
(Exact name of depositary as specified in its charter)

---

399 Park Avenue
New York, New York 10043
(212) 816-6690
(Address, including zip code, and telephone number, including area code,
of depositary's principal executive offices)

Corporation Service Company
1133 Avenue of the Americas, Suite 3100
New York, New York 10036
Attn: Merryl Wiener Assistant Vice President
Telephone: (212) 299-5600
(Name, address, including zip code, and telephone number, including area code,
of agent for service)

Copies to:

Mary E. Weber, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Telephone: (617) 951-7391

Herman H. Raspe, Esq.
Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, New York 10036
Telephone: (212) 336-2101

Deregistration of unissued American Depositary Shares.


The registrant hereby de-registers 59,935,344 American Depositary Shares that were registered under this Registration Statement No. 333-122158, in respect of which no shares have been deposited with the depositary, and which therefore have not been, and will not be, issued.


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. EXHIBITS

(a) Deposit Agreement, dated as of January 24, 2005, by and among pSivida Limited (the "Company"), Citibank, N.A., as the depositary (the "Depositary"), and the Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder. -- Previously filed as Exhibit (a) to Form F-6 Registration Statement No. 333-122158 and incorporated herein by reference.

(b)(i) Letter Agreement, dated June 11, 2008, by and among the Company, the Depositary and Computershare Trust Company National Association. -- Filed herein as Exhibit (b)(i).

(b)(ii) Letter Agreement, dated July 5, 2007, by and between the Company and the Depositary. -- Filed herein as Exhibit (b)(ii).

(b)(iii) Letter Agreement, dated May 15, 2007, by and between the Company and the Depositary. -- Filed herein as Exhibit (b)(iii).

(b)(iv) Letter Agreement, dated September 14, 2006, by and between the Company and the Depositary. -- Filed herein as Exhibit (b)(iv).

(b)(v) Letter Agreement, dated December 30, 2005, by and between the Company and the Depositary. -- Filed herein as Exhibit (b)(v).

(b)(vi) Letter Agreement, dated November 16, 2005, by and between the Company and the Depositary. -- Filed herein as Exhibit (b)(vi).

(b)(vii) Letter Agreement, dated August 24, 2005, by and between the Company and the Depositary. -- Filed herein as Exhibit (b)(vii).

(c) Every material contract relating to the deposited securities between the Depositary and the issuer of the deposited securities in effect at any time within the last three years. -- None.

(d) Opinion of counsel for the Depositary as to the legality of the securities to be registered. -- Previously filed as Exhibit (d) to Form F-6 Registration Statement No. 333-122158 and incorporated herein by reference.

(e) Certificate under Rule 466. -- None.

(f) Powers of Attorney for certain officers and directors and the authorized representative of the Company. -- None.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citibank, N.A., acting solely on behalf of the legal entity created by the Deposit Agreement, dated as of January 24, 2005, by and among pSivida Limited, Citibank, N.A., as the depositary, and the Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder, certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-6 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of June, 2008.

Legal entity created by the Deposit Agreement, dated as of January 24, 2005, by and among pSivida Limited, Citibank, N.A., as the depositary, and the Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

CITIBANK, N.A., solely in its capacity as Depositary

By: /s/ Susan A. Lucanto

Name: Susan A. Lucanto
Title: Vice President


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, pSivida Limited certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-6 to be signed on its behalf by the undersigned thereunto duly authorized on this 9th day of June of 2008.

PSIVIDA LIMITED

By: /s/ Paul Ashton
Name: Paul Ashton
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the following capacities on June 9, 2008.

Signature	Title
/s/ David J. Mazzo David J. Mazzo	Non-Executive Chairman
/s/ Paul Ashton Paul Ashton	Managing Director (Principal Executive Officer)
/s/ Michael J. Soja Michael J. Soja	Vice President, Finance and Chief Financial Officer (Principal Accounting Officer)
/s/ Michael Rogers Michael Rogers	Non-Executive Director
/s/ Katherine Woodthorpe Katherine Woodthorpe	Non-Executive Director
/s/ Ann R. Shilling Corporation Service Company	Authorized Representative in the United States (Assistant VP)


Index to Exhibits

Exhibit	Document
(b)(i)	Letter Agreement, dated June 11, 2008.
(b)(ii)	Letter Agreement, dated July 5, 2007.
(b)(iii)	Letter Agreement, dated May 15, 2007.
(b)(iv)	Letter Agreement, dated September 14, 2006.
(b)(v)	Letter Agreement, dated December 30, 2005.
(b)(vi)	Letter Agreement, dated November 16, 2005.
(b)(vii)	Letter Agreement, dated August 24, 2005.

Exhibit B

SAMPLE

The Sample Company

Computershare

+

Computershare Trust Company, Inc.
250 Royall Street
Canton MA 02021
Telephone (800) 251-4215

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

Exchange Form - Action Required

YOUR ACTION IS REQUIRED - PLEASE FOLLOW THESE INSTRUCTIONS

Our records indicate you currently hold pSivida Limited American Depositary Receipt ("ADR) stock certificates that have not been converted to pSivida US voting common shares as a result of the right to receive 10 ordinary shares for every ADR(s) share held, effective <ENTER EFFECTIVE DATE>. In order to receive your pSivida US voting common shares and any future dividend or distributions the Board of Directors may declare, you MUST return these certificates. Please note: If you also hold shares of pSivida Limited ADR(s) in uncertificated form, you will receive a statement of your uncertificated pSivida US voting common shares in a separate mailing. To receive the new pSivida US voting common shares for your certificated shares, please follow the instructions below.

Lost Certificates: If you cannot locate some or all of your certificates, read and complete Box A - Lost Certificate(s) on the back of this form and mark the boxes below with an X corresponding to the certificate numbers you cannot locate. You must also sign this form in Box A. You must have your signature(s) notarized (see Step 3 on the reverse). All registered holders MUST sign exactly as the name is printed above. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

Step 1. Your pSivida Limited ADR stock certificate(s):
Locate the listed certificates.

Lost	Certificate Numbers	Shares	Lost	Certificate Numbers	Shares
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

You hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Step 2. Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (If more than one registered holder listed)	Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8 9 0 1 2 3 4 XULT C L S C O Y C I S S X X +

001CD40006 00000A

Additional Instructions for Completing the Exchange Form and Surrendering Certificates

Delivery of Certificates: Your old pSivida Limited American Depositary Receipt stock certificate(s) and this Exchange Form must be sent or delivered to Computershare. The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed.

Authorization and Registration: The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) for exchange and warrants that the shares represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances. Issue the new uncertificated shares and/or check in the name(s) that this Exchange Form was addressed.

Special Transfer Instructions: If your pSivida US voting common shares are to be issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at the number listed below.

Form W-9: Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such stockholder's correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. **Failure to provide the information on the form may subject you to backup withholding on any reportable payment.** *If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.*

Box A - Lost Certificate(s)

SAFECO INSURANCE COMPANY OF AMERICA

LOST SECURITIES AFFIDAVIT FOR COMPUTERSHARE ACCOUNTS LESS THAN $150,000.00 IN MARKET VALUE

By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the "Lost Securities"); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)' rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, deposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities ("Replacement Securities") (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Safeco Insurance Company of America Bond No. 5926165.

The Owner (s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Safeco Insurance Company of America of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Safeco Insurance Company of America, Computershare Trust Company, N.A. and Computershare Shareholder Services, Inc., and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner's requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Safeco Insurance Company of America's assumption of liability under its bond described above.

STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM

LOST CERTIFICATE BOND PREMIUM CALCULATION:	________ Shares Lost	X	(TBD) Bond premium Per share	=	________ Total Premium Due (MINIMUM $20.00)	+	$50.00 processing fee =	________ Total Check Amount

Multiply the number of shares lost by the Safeco Insurance Company of America Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing (Computershare to complete) or fewer shares, there is a minimum premium of $20.00. The premium is only valid until December 13, 2008. There is also a processing fee of $50.00. PLEASE MAKE YOUR CHECK PAYABLE TO "COMPUTERSHARE" FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare will forward the Bond premium to Safeco Insurance Company of America. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

STEP 2. SIGNATURES OF OWNERS

All registered owners MUST sign below exactly as the name(s) appears on the front of this form. You must have your signature(s) notarized. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.

Signature of owner ____________________ Signature of Co-Owner, if any ____________________

STEP 3. NOTARIZATION

State of ____________________ County of ____________________ Notary Signature ____________________

Printed Name of Notary ____________________ Sworn to and subscribed to me this (date) __________ (month/day/year)

My commission Expires (date) ____________________ (month/day/year) (Notary Seal)

Enclose all certificates in the envelope provided and send with completed form to Computershare.

By Mail:	By Overnight Delivery:	For Assistance Please Call:
Computershare Corporate Actions P.O. Box 43014 Providence, RI 02940-3014	Computershare Corporate Actions 250 Royall Street Canton, MA 02021	Within the US, Canada and Puerto Rico: 1-800-251-4215 Outside the US, Canada and Puerto Rico: 1-781-575-3120


Exhibit C

Outstanding Exchanges

CONTROL DELIVERY SYSTEMS (as of 6/3/08)



   	Common - Stock Entitlement    	Preferred - Stock Entitlement    	Common - Cash Entitlement    	Preferred - Cash Entitlement
CUSIP Number (Dummy)	74439M X9 9	74439M X0 X	74439M XX 9	74439M 9X X
Number of Holders	3	4	1	1
Outstanding Shares	19,114	3,071	600	279
CIL on hand	$6.46	$10.63		
Principal on Hand			$10,752.36	$16,733.22
Restricted ADS Due	67,334	36,205		
Restricted ADS Account #	N9990000023	N9990000031		

